Exhibit 99.1

Solera Holdings, Inc. Announces Closing of Private Offering of an additional $510 million aggregate principal amount of its 6.000% Senior Notes due 2021 and $340 million aggregate principal amount of 6.125% Senior Notes due 2023

WESTLAKE, Texas; November 5, 2013/PRNewswire/ — Solera Holdings, Inc. (“Solera” or the “Company”) (NYSE: SLH) announced today that its indirect wholly-owned subsidiary, Audatex North America, Inc. (“Audatex”), has closed a private offering of an additional $510 million aggregate principal amount of its 6.000% senior notes due 2021 (the “New 2021 Notes”) and $340 million aggregate principal amount of its 6.125% senior notes due 2023 (the “2023 Notes”). The New 2021 Notes were issued at an issue price of 101.75% of their principal amount, plus accrued interest from July 2, 2013, and the 2023 Notes were issued at par. The New 2021 Notes were issued as additional notes under the indenture governing the outstanding $850 million in aggregate principal amount of the Issuer’s 6.000% Senior Notes due 2021 that were issued on July 2, 2013.

Audatex used the net proceeds from the offering, together with existing cash on hand, to make a deposit with the trustee of Audatex’s 6.75% senior notes due 2018 (the “2018 Notes”) to fund the previously announced redemption of all of the outstanding $850 million aggregate principal amount of the 2018 Notes. The closing of the offering of the New 2021 Notes and the 2023 Notes satisfied the financing condition in the notice of redemption, and, as a result, the 2018 Notes have become irrevocably due and payable on November 18, 2013, the redemption date specified in the notice of redemption.

The New 2021 Notes and the 2023 Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. Neither the New 2021 Notes, the 2023 Notes nor the related guarantees have been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws.

This press release is for information purposes only and is not an offer to buy, the solicitation or an offer to sell or a solicitation of consents with respect to, any of the 2018 Notes. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera is active in over 65 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries, Informex in Belgium and Greece, Sidexa in France, ABZ and Market Scan in the Netherlands, HPI in the United Kingdom, Hollander serving the North American recycling market, AUTOonline providing salvage disposition in a number of European and Latin American countries, IMS providing medical review services, and Explore providing data and analytics to United States property and casualty insurers.

The above information includes “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the use of the proceeds of the offering. Such statements only reflect Solera’s and Audatex’s best assessment at this time and are indicated by words or phrases such as “plans,” “intends,” “will,” or similar words or phases. These statements are based on Solera’s and Audatex’s current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent to transactions of this nature, including, without limitation, risks and uncertainties related to the capital markets generally. Solera and Audatex are under no obligation to (and specifically disclaim any such obligation to) update or alter these forward-looking statements whether as a result of new information, future events or otherwise.